FOR IMMEDIATE RELEASE

INTELLIGROUP STOCK LISTED ON OTC BULLETIN BOARD

Edison, N.J., (July 21, 2008) – Intelligroup, Inc. (OTC BB: ITIG), an information technology and outsourcing services provider principally focused on enterprise resource planning (ERP) and extended ERP solutions, announced today, that its common shares were listed on the OTC Bulletin Board under the symbol ITIG. The listing was effective Friday, July 18th.

Intelligroup’s President and Chief Executive Officer, Vikram Gulati, commented: “Our OTC BB listing and Q2 conference call on July 29th are just some of the initial steps in a long-term initiative to raise awareness of our Company, our ERP expertise, growth strategy and improving financial performance.

“We appreciate the sponsorship of Finance 500 in the OTC BB listing process. We believe the move to the OTC BB may provide greater visibility and liquidity for our common stock, while also underscoring our current reporting status with the SEC. As and when we meet the applicable listing requirements, we expect to seek listing on the AMEX or the NASDAQ exchange in order to further improve the quality of the market for our common stock.”

Finance 500, Inc., a registered broker dealer based in Irvine, CA, filed the Form 211 with FINRA which secured Intelligroup’s OTC BB listing.

About Finance 500, Inc.
Founded in 1982, Finance 500, INC. is a registered broker dealer that provides investment products and financial services to clients nationwide through a network of approximately 80 registered representatives in 15 branch offices. For more information on Finance 500, please visit: www.finance500.com

About Intelligroup, Inc.
Intelligroup is an ERP-focused enterprise applications systems integrator providing consulting, implementation, testing, application management and other IT services for global corporations. The Company possesses deep expertise and proprietary tools in industry-specific enterprise solutions and has been recognized by clients, partners including SAP and Oracle and IT industry analysts for consistently exceeding expectations. Intelligroup won the 2007 global annual Pinnacle Award from SAP, was the finalist in Oracle 2007 Titan Awards, and was recognized by NASSCOM as a Top 100 Innovator in 2007. Intelligroup’s global service delivery model combines onsite teams and offshore development capabilities to deliver solutions that accelerate results, reduce costs and generate meaningful ROI for clients. Intelligroup clients include AIG, Eastman Chemical, GE, Hershey, Hitachi, Magellan, Reckitt Benckiser, Royal Greenland, SAP and Varian Medical. For more information please visit www.intelligroup.com.

ITIG Lists on OTC BB, 7/21/08	page 2

Safe Harbor for Forwarding-looking Statements:
Certain statements contained herein, including statements regarding the Company’s listing status or ability to maintain its listing status, the Company’s plans to apply for listing, development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption “Risk Factors” in Intelligroup’s annual report on Form 10-K for the period ended December 31, 2007. Intelligroup disclaims any intention or obligation to update forward-looking statements as a result of developments occurring after the date of this press release.

Intelligroup, the Intelligroup logo and ‘Creating the Intelligent Enterprise’, are trade-marks of the Company. 4Sight, 4Sight Plus, PowerUp Services, HotPac Analyzer and Uptimizer are service marks of Intelligroup. All other trademarks and company names mentioned are the property of their respective owners

# # #

INVESTOR CONTACTS:
Laurel Tasso	Norberto Aja, David Collins
Intelligroup, Inc.	Jaffoni & Collins Incorporated
(732) 362-2380	(212) 835-8500
laurel.tasso@intelligroup.com	itig@jcir.com